CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Independent Public Accountants/Auditors" and "Financial Statements" and to the use of our report on the financial statements of AMR Investment Services Trust-International Equity Portfolio dated December 19, 1997 in the Registration Statement (Form N-1A) of Conseco Fund Group filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (File No. 333-13185) and this Amendment No. 7 under the Investment Company Act of 1940 (File No. 811-07839).

                                             By:  /s/ Ernst & Young LLP
                                                  --------------------------
                                                     ERNST & YOUNG LLP

Dallas, Texas
April 27, 1998